Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 22, 2013
FOR IMMEDIATE RELEASE

Washington Trust Announces Second Quarter 2013 Earnings

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced second quarter 2013 net income of $9.0 million, or 54 cents per diluted share. These results compare to first quarter of 2013 net income of $7.4 million, or 45 cents per diluted share, and second quarter of 2012 net income of $8.7 million, or 53 cents per diluted share.

“Washington Trust posted another quarter of solid operating results, with a continuation of strong commercial loan growth and healthy mortgage banking activity,” stated Joseph J. MarcAurele, Chairman, President and CEO. “We continue to attract and build customer relationships across all business lines, reinforcing our position as Rhode Island’s Bank of Choice.”

Highlights for the quarter or at June 30th include:

•	Total loans were $2.38 billion at June 30, 2013, up by $59.9 million, or 3%, in the second quarter of 2013, led by growth of $33.7 million , or 4%, in the commercial real estate portfolio.

•	Deposits totaled $2.30 billion at June 30, 2013, down slightly from March 31, 2013, reflecting seasonal outflow. Total deposits were up by $174.2 million, or 8%, in the last twelve months.

•
The returns on average equity and average assets for the second quarter of 2013 were 11.84% and 1.18%, respectively. Comparable amounts for the first quarter of 2013 were 9.91% and 0.98%, respectively.

2013 results also included the following transactions:

•
During the second quarter of 2013, certain junior subordinated debentures were redeemed and as a result, unamortized debt issuance costs of $244 thousand were expensed and classified as interest expense in the quarter. The after-tax impact of this was 1 cent per diluted share.

•	Included in salaries and employee benefits expense in the second quarter of 2013 was $270 thousand for severance related matters. The after-tax impact of this was 1 cent per diluted share.

•
In the first quarter of 2013, the Corporation had recognized an other-than-temporary impairment ("OTTI") charge to earnings on a trust preferred collateralized debt obligation investment security of $2.8 million (or 11 cents per diluted share). There were no such charges in the second quarter of 2013.

Washington Trust
Page 2, July 22, 2013

Net Interest Income
Net interest income totaled $22.4 million for the second quarter of 2013, essentially flat compared to the first quarter of 2013. The net interest margin for the second quarter of 2013 was 3.26%, compared to 3.32% for the first quarter of 2013.

In connection with the June 2013 redemption of $10.3 million of junior subordinated debentures, unamortized debt issuance costs of $244 thousand were expensed and classified as interest expense in the quarter. The impact of this item was an increase of 4 basis points on the cost of funds and a reduction of 4 basis points on the net interest margin for the second quarter 2013. The rate on this debt was approximately 5.69% at the time of redemption, which included the cost of a related interest rate swap that matured upon the redemption event.

Average interest-earning assets for the second quarter of 2013 increased by $14.4 million, while the yield on interest-earning assets declined by 7 basis points from the previous quarter. Average loan balances grew by $57 million, which were partially offset by payments received on mortgage-backed securities in the investment security portfolio.

Noninterest Income
Noninterest income totaled $16.4 million for the second quarter of 2013, compared to $13.2 million for the previous quarter. In the first quarter 2013, OTTI charges of $2.8 million were recognized. Excluding this item, noninterest income increased by $456 thousand, or 3%, on a linked quarter basis. Other significant linked quarter changes included the following:

•	Wealth management revenues were up by $438 thousand, or 6%, including a $344 thousand increase in tax preparation fees, which are typically concentrated in the second quarter.

•
Mortgage banking revenues decreased by $681 thousand, or 16%, reflecting a lower level of mortgage loan refinancing activity due to rising market interest rates. In the second quarter of 2013, residential loans sold to the secondary market amounted to $132 million, compared to $153 million in the previous quarter.

•
Merchant processing fee revenue rose by $636 thousand, or 32%, on a linked quarter basis, reflecting an increase in the volume of transactions processed for customers. See discussion regarding corresponding increase in merchant processing costs described below.

Noninterest Expenses
Noninterest expenses totaled $25.0 million for the second quarter of 2013, compared to $24.2 million for the previous quarter. Included in salaries and employee benefits expense in the second quarter of 2013 was $270 thousand for severance related matters. Excluding this item, noninterest expenses increased by $551 thousand, or 2%, on a linked quarter basis, largely due to a $538 thousand, or 32%, increase in merchant processing costs. See the discussion above regarding the corresponding increase in merchant processing fee income.

Asset Quality
Total nonaccrual loans decreased by $5.6 million to $20.0 million, or 0.84% of total loans, at June 30, 2013, from $25.7 million, or 1.10%, at March 31, 2013, largely reflecting charge-offs and payoffs on commercial loans. Total past due loans amounted to $26.1 million, or 1.09% of total loans, at June 30, 2013, compared to $26.2 million, or 1.13%, at March 31, 2013.

Washington Trust
Page 3, July 22, 2013

The loan loss provision charged to earnings amounted to $700 thousand for the second quarter of 2013, compared to $600 thousand for the first quarter of 2013. Net charge-offs amounted to $4.0 million in the second quarter of 2013 and was comprised primarily of a $4.0 million charge-off on one commercial mortgage loan. The remaining carrying value of this loan was $1.0 million at June 30, 2013. Net charge-offs totaled $334 thousand in the first quarter of 2013.

The allowance for loan losses was $27.9 million, or 1.17% of total loans, at June 30, 2013 compared to $31.1 million, or 1.34% of total loans, at March 31, 2013. The decline in the ratio of the allowance for loan losses to total loans reflects charge-offs and a decrease in specific reserves on impaired loans.

Loans
Total loans rose by $59.9 million in the second quarter of 2013, with increases in commercial loans of $33.0 million, or 3%, and residential loans of $24.5 million, or 3%. Total loans were up by $91.0 million, or 4%, from December 31, 2012 and by $171.1 million, or 8%, from June 30, 2012.

Investment Securities
The investment securities portfolio declined by $36.6 million from March 31, 2013 and by $65.4 million from December 31, 2012, largely due to principal payments received on mortgage-backed securities which were not reinvested in the securities portfolio.

Deposits and Borrowings
Total deposits decreased by $15.0 million from March 31, 2013 and by $8.0 million from December 31, 2012. In the last twelve months, total deposits grew by $174.2 million, or 8%, including an increase of $75.3 million, or 13%, in demand deposits and NOW account balances.

FHLBB advances increased by $32.1 million from March 31, 2013 and by $12.2 million from December 31, 2012. Junior subordinated debentures declined by $10.3 million from both March 31, 2013 and December 31, 2012, reflecting the June 2013 redemption of the junior subordinated debentures issued to and held by Washington Preferred Capital Trust.

Capital Management
Capital levels continued to exceed the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.93% at June 30, 2013, compared to 13.26% at December 31, 2012. Total shareholder's equity was $303.4 million at June 30, 2013, up by $7.7 million from the balance at December 31, 2012.

Dividends Declared
The Board of Directors declared a quarterly dividend of 25 cents per share for the quarter ended June 30, 2013. The dividend was paid on July 12, 2013 to shareholders of record on July 1, 2013.

Conference Call
Washington Trust will host a conference call to discuss second quarter results on Tuesday, July 23, 2013 at 8:30 am (Eastern Time). Individuals may dial in to the call at 1-888-317-6016. An audio replay of the call will be available by dialing 1-877-344-7529 and

Washington Trust
Page 4, July 22, 2013

entering Conference Number 10030244; the audio replay will be available until 9:00 a.m. on August 7, 2013. A webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrust.com, shortly after the conclusion of the call and will be available through September 30, 2013.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on The NASDAQ Global Select® Stock Market under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make written or oral forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: continued weakness in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of Washington Trust's competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission and as updated by our Quarterly Reports on Form 10-Q, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except par value)	Jun 30, 2013	Dec 31, 2012
Assets:
Cash and due from banks	$79,903	$73,474
Short-term investments	3,764	19,176
Mortgage loans held for sale, at fair value; amortized cost $29,163 in 2013 and $48,370 in 2012	28,889	50,056
Securities:
Available for sale, at fair value; amortized cost $309,421 in 2013 and $363,408 in 2012	316,714	375,498
Held to maturity, at cost; fair value $33,762 in 2013 and $41,420 in 2012	33,803	40,381
Total securities	350,517	415,879
Federal Home Loan Bank stock, at cost	37,730	40,418
Loans:
Commercial	1,310,114	1,252,419
Residential real estate	748,871	717,681
Consumer	325,995	323,903
Total loans	2,384,980	2,294,003
Less allowance for loan losses	27,884	30,873
Net loans	2,357,096	2,263,130
Premises and equipment, net	26,392	27,232
Investment in bank-owned life insurance	55,750	54,823
Goodwill	58,114	58,114
Identifiable intangible assets, net	5,827	6,173
Other assets	57,325	63,409
Total assets	$3,061,307	$3,071,884
Liabilities:
Deposits:
Demand deposits	$358,797	$379,889
NOW accounts	301,096	291,174
Money market accounts	540,012	496,402
Savings accounts	293,405	274,934
Time deposits	811,299	870,232
Total deposits	2,304,609	2,312,631
Federal Home Loan Bank advances	373,341	361,172
Junior subordinated debentures	22,681	32,991
Other borrowings	199	1,212
Other liabilities	57,107	68,226
Total liabilities	2,757,937	2,776,232
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued and outstanding 16,487,305 shares in 2013 and 16,379,771 shares in 2012	1,030	1,024
Paid-in capital	93,274	91,453
Retained earnings	221,761	213,674
Accumulated other comprehensive loss	(12,695)	(10,499)
Total shareholders’ equity	303,370	295,652
Total liabilities and shareholders’ equity	$3,061,307	$3,071,884

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	(Dollars and shares in thousands, except per share amounts)	Three Months		Six Months
	Periods Ended June 30,	2013	2012	2013	2012
	Interest income:
Interest and fees on loans		$25,513	$25,344	$50,736	$50,707
Interest on securities:	Taxable	2,576	4,069	5,421	8,446
	Nontaxable	647	682	1,306	1,375
	Dividends on corporate stock and Federal Home Loan Bank stock	39	78	77	155
	Other interest income	24	17	52	37
	Total interest income	28,799	30,190	57,592	60,720
	Interest expense:
	Deposits	3,096	3,385	6,290	6,819
	Federal Home Loan Bank advances	2,679	3,998	5,416	8,083
	Junior subordinated debentures	612	391	1,002	783
	Other interest expense	3	5	8	239
	Total interest expense	6,390	7,779	12,716	15,924
	Net interest income	22,409	22,411	44,876	44,796
	Provision for loan losses	700	600	1,300	1,500
	Net interest income after provision for loan losses	21,709	21,811	43,576	43,296
	Noninterest income:
	Wealth management services:
	Trust and investment advisory fees	6,230	5,819	12,296	11,597
	Mutual fund fees	1,077	1,002	2,099	2,027
	Financial planning, commissions and other service fees	605	652	991	1,034
	Wealth management services	7,912	7,473	15,386	14,658
	Service charges on deposit accounts	790	764	1,581	1,523
	Merchant processing fees	2,613	2,732	4,590	4,720
	Card interchange fees	683	626	1,282	1,169
	Income from bank-owned life insurance	461	477	928	963
	Net gains on loan sales and commissions on loans originated for others	3,485	3,015	7,651	6,112
	Net realized gains on securities	—	299	—	299
	Net gains (losses) on interest rate swap contracts	152	(4)	171	24
	Equity in earnings (losses) of unconsolidated subsidiaries	(57)	124	(18)	87
	Other income	355	668	761	1,060
	Noninterest income, excluding other-than-temporary impairment losses	16,394	16,174	32,332	30,615
	Total other-than-temporary impairment losses on securities	—	—	(613)	(85)
	Portion of loss recognized in other comprehensive income (before tax)	—	—	(2,159)	(124)
	Net impairment losses recognized in earnings	—	—	(2,772)	(209)
	Total noninterest income	16,394	16,174	29,560	30,406
	Noninterest expense:
	Salaries and employee benefits	15,542	14,451	30,984	28,911
	Net occupancy	1,364	1,527	2,878	3,053
	Equipment	1,192	1,143	2,436	2,250
	Merchant processing costs	2,211	2,320	3,884	3,983
	Outsourced services	871	895	1,712	1,815
	FDIC deposit insurance costs	451	426	882	884
	Legal, audit and professional fees	554	519	1,162	1,001
	Advertising and promotion	476	478	831	850
	Amortization of intangibles	173	186	346	373
	Foreclosed property costs	137	170	184	468
	Debt prepayment penalties	—	961	—	961
	Other expenses	2,034	2,152	3,890	4,078
	Total noninterest expense	25,005	25,228	49,189	48,627
	Income before income taxes	13,098	12,757	23,947	25,075
	Income tax expense	4,115	4,044	7,543	7,924
	Net income	$8,983	$8,713	$16,404	$17,151

	Weighted average common shares outstanding - basic	16,454	16,358	16,428	16,344
	Weighted average common shares outstanding - diluted	16,581	16,392	16,558	16,381
Per share information:	Basic earnings per common share	$0.54	$0.53	$0.99	$1.04
	Diluted earnings per common share	$0.54	$0.53	$0.99	$1.04
	Cash dividends declared per share	$0.25	$0.23	$0.50	$0.46

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
Financial Data:
Total assets	$3,061,307	$3,051,848	$3,071,884	$3,048,868	$3,041,050
Total loans	2,384,980	2,325,045	2,294,003	2,256,697	2,213,842
Total securities	350,517	387,102	415,879	483,858	516,193
Total deposits	2,304,609	2,319,641	2,312,631	2,234,659	2,130,453
Total shareholders' equity	303,370	301,291	295,652	298,394	292,734
Net interest income	22,409	22,467	23,164	22,736	22,411
Provision for loan losses	700	600	600	600	600
Noninterest income, excluding OTTI losses	16,394	15,938	17,899	16,921	16,174
Net OTTI losses recognized in earnings	—	(2,772)	(12)	—	—
Noninterest expenses	25,005	24,184	27,421	26,290	25,228
Income tax expense	4,115	3,428	4,007	3,867	4,044
Net income	8,983	7,421	9,023	8,900	8,713

Share Data:
Basic earnings per common share	$0.54	$0.45	$0.55	$0.54	$0.53
Diluted earnings per common share	$0.54	$0.45	$0.55	$0.54	$0.53
Dividends declared per share	$0.25	$0.25	$0.24	$0.24	$0.23
Book value per share	$18.40	$18.34	$18.05	$18.23	$17.89
Tangible book value per share - Non-GAAP (1)	$14.52	$14.44	$14.13	$14.29	$13.94
Market value per share	$28.52	$27.38	$26.31	$26.27	$24.38
Shares outstanding at end of period	16,487	16,425	16,380	16,371	16,359
Weighted average common shares outstanding - basic	16,454	16,401	16,376	16,366	16,358
Weighted average common shares outstanding - diluted	16,581	16,449	16,425	16,414	16,392

Key Ratios:
Return on average assets	1.18%	0.98%	1.19%	1.17%	1.16%
Return on average tangible assets - Non-GAAP (1)	1.21%	1.01%	1.21%	1.19%	1.18%
Return on average equity	11.84%	9.91%	12.01%	12.02%	11.98%
Return on average tangible equity - Non-GAAP (1)	15.01%	12.62%	15.29%	15.37%	15.41%

Capital Ratios:
Tier 1 risk-based capital	11.74% (i)	12.25%	12.01%	11.93%	11.90%
Total risk-based capital	12.93% (i)	13.50%	13.26%	13.18%	13.15%
Tier 1 leverage ratio	9.32% (i)	9.53%	9.30%	9.11%	9.00%
Equity to assets	9.91%	9.87%	9.62%	9.79%	9.63%
Tangible equity to tangible assets - Non-GAAP (1)	7.99%	7.94%	7.69%	7.84%	7.66%
(i) - estimated

Wealth Management Assets under Administration:
Balance at beginning of period	$4,420,076	$4,199,640	$4,242,520	$4,079,913	$4,196,447
Net investment (depreciation) appreciation & income	(20,956)	213,979	(5,887)	155,427	(131,896)
Net client cash flows	34,454	6,457	(36,993)	7,180	15,362
Balance at end of period	$4,433,574	$4,420,076	$4,199,640	$4,242,520	$4,079,913

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Six Months Ended
(Dollars and shares in thousands, except per share amounts)	Jun 30, 2013	Jun 30, 2012
Financial Data:
Net interest income	$44,876	$44,796
Provision for loan losses	1,300	1,500
Noninterest income, excluding OTTI losses	32,332	30,615
Net OTTI losses recognized in earnings	(2,772)	(209)
Noninterest expenses	49,189	48,627
Income tax expense	7,543	7,924
Net income	16,404	17,151

Share Data:
Basic earnings per common share	$0.99	$1.04
Diluted earnings per common share	$0.99	$1.04
Dividends declared per share	$0.50	$0.46

Weighted average common shares outstanding - basic	16,428	16,344
Weighted average common shares outstanding - diluted	16,558	16,381

Key Ratios:
Return on average assets	1.08%	1.13%
Return on average tangible assets - Non-GAAP (1)	1.11%	1.16%
Return on average equity	10.88%	11.92%
Return on average tangible equity - Non-GAAP (1)	13.82%	15.38%

Asset Quality Data:
Allowance for Loan Losses:
Balance at beginning of period	$30,873	$29,802
Provision charged to earnings	1,300	1,500
Charge-offs	(4,549)	(1,377)
Recoveries	260	523
Balance at end of period	$27,884	$30,448

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$3,922	($381)
Other commercial	134	873
Residential real estate mortgages	45	177
Consumer	188	185
Total	$4,289	$854

Net charge-offs to average loans (annualized)	0.37%	0.17%

Wealth Management Assets Under Administration:
Balance at beginning of period	$4,199,640	$3,900,061
Net investment appreciation & income	193,023	166,259
Net client cash flows	40,911	13,593
Balance at end of period	$4,433,574	$4,079,913

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	For the Quarters Ended
	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial loans	4.58%	4.70%	4.90%	4.94%	5.03%
Residential real estate loans, including mortgage loans held for sale	4.14%	4.26%	4.23%	4.32%	4.40%
Consumer loans	3.81%	3.84%	3.86%	3.89%	3.85%
Total loans	4.34%	4.44%	4.53%	4.59%	4.65%
Cash, federal funds sold and other short-term investments	0.22%	0.21%	0.26%	0.26%	0.23%
FHLBB stock	0.42%	0.39%	0.48%	0.51%	0.54%
Taxable debt securities	3.52%	3.56%	3.49%	3.50%	3.63%
Nontaxable debt securities	5.94%	5.98%	5.89%	5.83%	5.93%
Corporate stocks	—%	—%	—%	—%	7.58%
Total securities	3.97%	3.98%	3.86%	3.83%	3.95%
Total interest-earning assets	4.17%	4.24%	4.31%	4.34%	4.41%
Liabilities:
Interest-bearing demand deposits	—%	—%	—%	—%	—%
NOW accounts	0.06%	0.06%	0.07%	0.06%	0.06%
Money market accounts	0.29%	0.29%	0.28%	0.26%	0.23%
Savings accounts	0.07%	0.07%	0.09%	0.11%	0.11%
Time deposits	1.25%	1.28%	1.32%	1.33%	1.35%
FHLBB advances	3.29%	3.21%	3.27%	3.18%	3.25%
Junior subordinated debentures	7.82%	4.79%	4.75%	4.74%	4.77%
Other	5.87%	1.77%	5.51%	6.33%	2.07%
Total interest-bearing liabilities	1.11%	1.11%	1.19%	1.27%	1.33%

Interest rate spread (taxable equivalent basis)	3.06%	3.13%	3.12%	3.07%	3.08%
Net interest margin (taxable equivalent basis)	3.26%	3.32%	3.33%	3.28%	3.30%

	At June 30, 2013
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost (1)	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$29,472	$1,466	$—	$30,938
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	172,014	9,239	(28)	181,225
States and political subdivisions	64,838	2,850	—	67,688
Trust preferred securities:
Individual name issuers	30,696	—	(5,619)	25,077
Collateralized debt obligations	1,264	—	(867)	397
Corporate bonds	11,137	269	(17)	11,389
Total securities available for sale	309,421	13,824	(6,531)	316,714
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	33,803	—	(41)	33,762
Total securities held to maturity	33,803	—	(41)	33,762
Total securities	$343,224	$13,824	($6,572)	$350,476

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
		Period End Balances At
(Dollars in thousands)		Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
Loans:
Commercial:	Mortgages	$758,437	$729,968	$710,813	$693,221	$664,410
	Construction & development	39,449	34,179	27,842	25,132	17,365
	Other	512,228	513,000	513,764	500,974	510,220
	Total commercial	1,310,114	1,277,147	1,252,419	1,219,327	1,191,995
Residential real estate:	Mortgages	728,158	702,418	692,798	692,659	680,772
	Homeowner construction	20,713	21,943	24,883	22,753	21,247
	Total residential real estate	748,871	724,361	717,681	715,412	702,019
Consumer:	Home equity lines	228,367	226,640	226,861	227,549	224,550
	Home equity loans	41,312	40,134	39,329	39,452	40,690
	Other	56,316	56,763	57,713	54,957	54,588
	Total consumer	325,995	323,537	323,903	321,958	319,828
	Total loans	$2,384,980	$2,325,045	$2,294,003	$2,256,697	$2,213,842

	At June 30, 2013
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$762,978	95.6%
New York	26,080	3.3%
New Hampshire	8,828	1.1%
Total commercial real estate loans (1)	$797,886	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At June 30, 2013
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$728,067	97.1%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	9,444	1.3%
New Hampshire	5,224	0.7%
Ohio	2,748	0.4%
Washington, Oregon	1,365	0.2%
Georgia	1,092	0.1%
New Mexico	472	0.1%
Other	459	0.1%
Total residential mortgages	$748,871	100.0%

	Period End Balances At
(Dollars in thousands)	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
Deposits:
Demand deposits	$358,797	$375,156	$379,889	$352,330	$321,488
NOW accounts	301,096	294,136	291,174	267,495	263,124
Money market accounts	540,012	503,414	496,402	459,671	388,686
Savings accounts	293,405	284,983	274,934	268,191	264,772
Time deposits	811,299	861,952	870,232	886,972	892,383
Total deposits	$2,304,609	$2,319,641	$2,312,631	$2,234,659	$2,130,453

Out-of-market brokered certificates of deposits included in time deposits	$96,177	$103,045	$102,636	$98,603	$102,661
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,208,432	$2,216,596	$2,209,995	$2,136,056	$2,027,792

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
Asset Quality Data:
Nonperforming Assets:
Commercial mortgages	$9,976	$14,953	$10,681	$5,956	$2,597
Commercial construction and development	—	—	—	—	—
Other commercial	1,400	3,122	4,412	3,201	3,405
Residential real estate mortgages	7,526	6,699	6,158	7,127	8,659
Consumer	1,124	901	1,292	1,463	1,081
Total nonaccrual loans	$20,026	$25,675	$22,543	$17,747	$15,742
Nonaccrual investment securities	397	404	843	929	767
Property acquired through foreclosure or repossession	1,230	2,625	2,047	2,447	2,332
Total nonperforming assets	$21,653	$28,704	$25,433	$21,123	$18,841

Total past due loans to total loans	1.09%	1.13%	1.22%	1.05%	0.92%
Nonperforming assets to total assets	0.71%	0.94%	0.83%	0.69%	0.62%
Nonaccrual loans to total loans	0.84%	1.10%	0.98%	0.79%	0.71%
Allowance for loan losses to nonaccrual loans	139.24%	121.28%	136.95%	173.28%	193.42%
Allowance for loan losses to total loans	1.17%	1.34%	1.35%	1.36%	1.38%

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$19,018	$9,600	$9,569	$9,131	$1,251
Other commercial	2,602	6,554	6,577	6,880	6,916
Residential real estate mortgages	876	1,599	1,123	386	570
Consumer	242	244	154	158	159
Accruing troubled debt restructured loans	22,738	17,997	17,423	16,555	8,896
Nonaccrual troubled debt restructured loans:
Commercial mortgages	—	—	—	—	—
Other commercial	590	721	2,063	2,306	2,317
Residential real estate mortgages	144	155	688	1,697	2,028
Consumer	42	42	44	46	47
Nonaccrual troubled debt restructured loans	776	918	2,795	4,049	4,392
Total troubled debt restructured loans	$23,514	$18,915	$20,218	$20,604	$13,288

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$—	$—	$373	$3,978	$411
Other commercial loans	505	689	260	2,719	849
Residential real estate mortgages	4,051	3,891	4,840	2,368	4,969
Consumer loans	1,588	1,534	1,134	1,876	2,660
Loans 30-59 days past due	$6,144	$6,114	$6,607	$10,941	$8,889

Loans 60-89 Days Past Due:
Commercial mortgages	$536	$193	$408	$874	$233
Other commercial loans	34	341	296	1,169	434
Residential real estate mortgages	1,697	1,451	1,951	821	1,600
Consumer loans	689	461	385	1,213	677
Loans 60-89 days past due	$2,956	$2,446	$3,040	$4,077	$2,944

Loans 90 Days or more Past Due:
Commercial mortgages	$8,895	$9,852	$10,300	$2,495	$2,339
Other commercial loans	3,428	2,961	3,647	1,366	1,714
Residential real estate mortgages	4,266	4,327	3,658	3,924	4,039
Consumer loans	415	484	844	811	362
Loans 90 days or more past due	$17,004	$17,624	$18,449	$8,596	$8,454

Total Past Due Loans:
Commercial mortgages	$9,431	$10,045	$11,081	$7,347	$2,983
Other commercial loans	3,967	3,991	4,203	5,254	2,997
Residential real estate mortgages	10,014	9,669	10,449	7,113	10,608
Consumer loans	2,692	2,479	2,363	3,900	3,699
Total past due loans	$26,104	$26,184	$28,096	$23,614	$20,287

Accruing loans 90 days or more past due	$2.431	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$17,208	$19,000	$20,979	$14,471	$12,719

	For the Quarters Ended
(Dollars in thousands)	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
Allowance for Loan Losses:
Balance at beginning of period	$31,139	$30,873	$30,752	$30,448	$30,045
Provision charged to earnings	700	600	600	600	600
Charge-offs	(4,175)	(374)	(534)	(424)	(696)
Recoveries	220	40	55	128	499
Balance at end of period	$27,884	$31,139	$30,873	$30,752	$30,448

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$3,814	$108	$212	$212	($388)
Other commercial	63	71	225	(22)	549
Residential real estate mortgages	36	9	39	41	(47)
Consumer	42	146	3	65	83
Total	$3,955	$334	$479	$296	$197

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Three Months Ended
	June 30, 2013			March 31, 2013			June 30, 2012
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,291,244	$14,747	4.58%	$1,243,716	$14,421	4.70%	$1,166,545	$14,590	5.03%
Residential real estate loans, including mortgage loans held for sale	762,363	7,877	4.14%	755,528	7,937	4.26%	714,154	7,809	4.40%
Consumer loans	325,539	3,090	3.81%	322,668	3,053	3.84%	320,442	3,067	3.85%
Total loans	2,379,146	25,714	4.34%	2,321,912	25,411	4.44%	2,201,141	25,466	4.65%
Cash, federal funds sold and short-term investments	44,690	24	0.22%	53,734	28	0.21%	30,078	17	0.23%
FHLBB stock	37,730	39	0.42%	39,790	38	0.39%	40,418	54	0.54%

Taxable debt securities	293,586	2,576	3.52%	323,730	2,845	3.56%	451,207	4,069	3.63%
Nontaxable debt securities	66,468	985	5.94%	68,064	1,004	5.98%	70,462	1,039	5.93%
Corporate stocks	—	—	—%	—	—	—%	1,804	34	7.58%
Total securities	360,054	3,561	3.97%	391,794	3,849	3.98%	523,473	5,142	3.95%
Total interest-earning assets	2,821,620	29,338	4.17%	2,807,230	29,326	4.24%	2,795,110	30,679	4.41%
Noninterest-earning assets	213,336			210,338			222,057
Total assets	$3,034,956			$3,017,568			$3,017,167
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$135	$—	—%	$—	$—	—%	$—	$—	—%
NOW accounts	289,858	45	0.06%	283,004	45	0.06%	254,528	39	0.06%
Money market accounts	535,107	381	0.29%	495,453	351	0.29%	405,241	232	0.23%
Savings accounts	286,547	47	0.07%	279,536	46	0.07%	258,824	72	0.11%
Time deposits	843,462	2,623	1.25%	869,576	2,752	1.28%	905,466	3,042	1.35%
FHLBB advances	326,839	2,679	3.29%	345,270	2,737	3.21%	494,257	3,998	3.25%
Junior subordinated debentures	31,405	612	7.82%	32,991	390	4.79%	32,991	391	4.77%
Other	205	3	5.87%	1,146	5	1.77%	973	5	2.07%
Total interest-bearing liabilities	2,313,558	6,390	1.11%	2,306,976	6,326	1.11%	2,352,280	7,779	1.33%
Demand deposits	365,747			360,851			321,094
Other liabilities	52,249			50,305			52,939
Shareholders' equity	303,402			299,436			290,854
Total liabilities and shareholders' equity	$3,034,956			$3,017,568			$3,017,167
Net interest income (FTE)		$22,948			$23,000			$22,900
Interest rate spread			3.06%			3.13%			3.08%
Net interest margin			3.26%			3.32%			3.30%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)	Three Months Ended
	Jun 30, 2013	Mar 31, 2013	Jun 30, 2012
Commercial loans	$201	$188	$122
Nontaxable debt securities	338	345	357
Corporate stocks	—	—	10
Total	$539	$533	$489

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
Six Months Ended June 30,	2013			2012
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,267,612	$29,168	4.64%	$1,144,114	$28,888	5.08%
Residential real estate loans, including mortgage loans held for sale	758,964	15,814	4.20%	717,430	15,884	4.45%
Consumer loans	324,111	6,143	3.82%	320,195	6,164	3.87%
Total loans	2,350,687	51,125	4.39%	2,181,739	50,936	4.69%
Cash, federal funds sold and short-term investments	49,186	52	0.21%	41,196	37	0.18%
FHLBB stock	38,755	77	0.40%	41,012	106	0.52%

Taxable debt securities	308,576	5,421	3.54%	468,828	8,446	3.62%
Nontaxable debt securities	67,261	1,989	5.96%	71,185	2,098	5.93%
Corporate stocks	—	—	—%	1,828	67	7.37%
Total securities	375,837	7,410	3.98%	541,841	10,611	3.94%
Total interest-earning assets	2,814,465	58,664	4.20%	2,805,788	61,690	4.42%
Noninterest-earning assets	211,845			221,430
Total assets	$3,026,310			$3,027,218
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$68	$—	—%	$—	$—	—%
NOW accounts	286,450	90	0.06%	250,390	85	0.07%
Money market accounts	515,390	732	0.29%	408,647	457	0.22%
Savings accounts	283,059	93	0.07%	253,837	142	0.11%
Time deposits	856,447	5,375	1.27%	895,405	6,135	1.38%
FHLBB advances	336,004	5,416	3.25%	509,012	8,083	3.19%
Junior subordinated debentures	32,194	1,002	6.28%	32,991	783	4.77%
Other	673	8	2.40%	9,938	239	4.84%
Total interest-bearing liabilities	2,310,285	12,716	1.11%	2,360,220	15,924	1.36%
Demand deposits	363,313			326,159
Other liabilities	51,282			53,012
Shareholders' equity	301,430			287,827
Total liabilities and shareholders' equity	$3,026,310			$3,027,218
Net interest income (FTE)		$45,948			$45,766
Interest rate spread			3.09%			3.06%
Net interest margin			3.29%			3.28%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)
Six Months Ended June 30,	2013	2012
Commercial loans	$389	$229
Nontaxable debt securities	683	723
Corporate stocks	—	18
Total	$1,072	$970

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)
	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$303,370	$301,291	$295,652	$298,394	$292,734
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	5,827	6,000	6,173	6,346	6,528
Total tangible shareholders' equity at end of period	$239,429	$237,177	$231,365	$233,934	$228,092

Shares outstanding at end of period	16,487	16,425	16,380	16,371	16,359

Book value per share - GAAP	$18.40	$18.34	$18.05	$18.23	$17.89
Tangible book value per share - Non-GAAP	$14.52	$14.44	$14.12	$14.29	$13.94

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$239,429	$237,177	$231,365	$233,934	$228,092

Total assets at end of period	$3,061,307	$3,051,848	$3,071,884	$3,048,868	$3,041,050
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	5,827	6,000	6,173	6,346	6,528
Total tangible assets at end of period	$2,997,366	$2,987,734	$3,007,597	$2,984,408	$2,976,408

Equity to assets - GAAP	9.91%	9.87%	9.62%	9.79%	9.63%
Tangible equity to tangible assets - Non-GAAP	7.99%	7.94%	7.69%	7.84%	7.66%

Calculation of Return on Average Tangible Assets:
Net income	$8,983	$7,421	$9,023	$8,900	$8,713

Total average assets	$3,034,956	$3,017,583	$3,044,764	$3,045,203	$3,017,167
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	5,912	6,085	6,257	6,434	6,619
Total average tangible assets	$2,970,930	$2,953,384	$2,980,393	$2,980,655	$2,952,434

Return on average assets - GAAP	1.18%	0.98%	1.19%	1.17%	1.16%
Return on average tangible assets - Non-GAAP	1.21%	1.01%	1.21%	1.19%	1.18%

Calculation of Return on Average Tangible Equity:
Net income	$8,983	$7,421	$9,023	$8,900	$8,713

Total average shareholders' equity	$303,402	$299,436	$300,430	$296,150	$290,854
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	5,912	6,085	6,257	6,434	6,619
Total average tangible shareholders' equity	$239,376	$235,237	$236,059	$231,602	$226,121

Return on average shareholders' equity - GAAP	11.84%	9.91%	12.01%	12.02%	11.98%
Return on average tangible shareholders' equity - Non-GAAP	15.01%	12.62%	15.29%	15.37%	15.41%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	Six Months Ended
(Dollars in thousands)	Jun 30, 2013	Jun 30, 2012
Calculation of return on average tangible assets:
Net income	$16,404	$17,151

Total average assets	$3,026,310	$3,027,218
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	5,998	6,712
Total average tangible assets	$2,962,198	$2,962,392

Return on average assets - GAAP	1.08%	1.13%
Return on average tangible assets - Non-GAAP	1.11%	1.16%

Calculation of return on average tangible equity:
Net income	$16,404	$17,151

Total average shareholders' equity	$301,430	$287,827
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	5,998	6,712
Total average tangible shareholders' equity	$237,318	$223,001

Return on average shareholders' equity - GAAP	10.88%	11.92%
Return on average tangible shareholders' equity - Non-GAAP	13.82%	15.38%